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                                                                Exhibit 10(e)


                       MITCHELL ENERGY & DEVELOPMENT CORP.

                              1997 BONUS UNIT PLAN


                             I. PURPOSE OF THE PLAN

         The MITCHELL ENERGY & DEVELOPMENT CORP. 1997 BONUS UNIT PLAN ("Plan") is intended to provide a means whereby certain employees of MITCHELL ENERGY & DEVELOPMENT CORP., a Texas Corporation ("Company"), and its subsidiaries may develop an increased sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain employees ("Participants") units under the Plan ("Bonus Units").

                               II. ADMINISTRATION

         The Plan shall be administered by the Compensation Committee ("Committee") of the Board of Directors of the Company (the "Board") constituted so as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended ("1934 Act"). Bonus Units may be granted only to individuals who are employees of the Company (including officers or members of the Board who are also employees of the Company and any subsidiary corporation, as defined in section 425 of the Internal Revenue Code of 1986, as amended ["Code"] at the time the Bonus Units are granted). The Committee shall have sole authority to select the Participants from among those individuals eligible hereunder and to establish the number of Bonus Units which may be issued. In selecting the Participants from among individuals eligible hereunder and in establishing the number of Bonus Units that may be issued, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Participants, in establishing the number of Bonus Units which may be issued and in construing the provisions of the Plan shall be final.

                           III. BONUS UNIT AGREEMENTS

         Each grant of Bonus Units to a Participant shall be evidenced by a written agreement between the Company and the Participant ("Bonus Unit Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective


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Bonus Unit Agreements need not be identical, including the number of a
Participant's Bonus Units that are "Vested" as of any relevant date.

                          IV. VALUATION OF BONUS UNITS

         (a) Solely for purposes of determining the amount of the payments to be made to a Participant upon the redemption of his/her Vested Bonus Units pursuant to Article III hereinabove, the "Value" of a Bonus Unit shall be equal to the amount, if any, by which the closing sale price of a share of the Class B Common Stock of the Company ("Stock") on the Composite Tape of the principal national securities exchange on which the Stock is listed on the "Redemption Date" (as hereinafter defined) exceeds the closing price of the Stock on the date of grant ("Designation Date").

         (b) Except as may be modified by the Committee, a Participant may elect to redeem any or all of such Participant's Bonus Units that are Vested by written notice to the Company at its principal executive office addressed to the attention of the Corporate Controller, at any time after such Bonus Units become Vested (being the "Redemption Date"). As soon as practicable after receipt of written notice from a Participant that such Participant elects to redeem all or a part of such Participant's Vested Bonus Units, the Company shall pay to the Participant an amount in cash equal to (1) the value of the Bonus Unit on the date such notice is postmarked, or if not mailed, the date delivered to the Company multiplied by (2) the number of Vested Bonus Units that the Participant elects to redeem. Upon payment by the Company in redemption of Bonus Units, such redeemed Bonus Units shall be canceled and shall no longer be outstanding.

                       V. BONUS UNITS SUBJECT TO THE PLAN

         The aggregate number of Bonus Units which may be granted by the Company from time to time under the Plan, subject to adjustment in accordance with the provisions of Article VII hereof, shall, together with the number of shares of the Company's common stock which may be issued under "Options" granted pursuant to the Company's 1995 Stock Option Plan ("Options" being defined in this latter plan), not exceed 2,500,000. If any Bonus Units expire or terminate for any reason without having been exercised in full, such Bonus Units shall be available for purposes of the Plan. The number of Bonus Units redeemed upon the exercise thereof shall be charged against the aggregate number of Bonus Units available for purposes of the Plan.

                                VI. TERM OF PLAN

         The Plan shall be effective upon the date of its adoption by the Board. Except with respect to Bonus Units then outstanding, if not sooner terminated under the provisions of Paragraph VIII hereinbelow, the Plan shall terminate upon and no further Bonus Units shall be granted after the expiration of ten years from the date of its adoption by the Board.


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                     VII. RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Bonus Units granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) If the Company should effect a merger, subdivision, consolidation, recapitalization or other structural change with respect to the Stock or the payment of a stock dividend with respect to the Stock, the Committee shall make appropriate adjustments to the Bonus Units allocated to each Participant or to any Bonus Units as may be granted thereafter and to the value of such Bonus Units as of the Designation Date to reflect such subdivision, consolidation, recapitalization, structural change or dividend. If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or
(v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change") (provided, however, in the event of the death of George P. Mitchell, the majority shareholder of the Company and the Chief Executive Officer of the Company, the transfer of George P. Mitchell's shares of the Company's stock upon his death shall not result in or constitute a Corporate Change), no later than (a) ten days after the approval by the shareholders of the company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in Clause (iv), the Committee may accelerate the time at which Bonus Units then outstanding are fully Vested and may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Bonus Units and all rights of Participants thereunder shall terminate.

                   VIII. AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any Bonus Units which have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Bonus Units theretofore granted may be made which would impair the rights of the Participant without the consent of such Participant; and provided, further, that (i) the Board may not make any alteration or amendment which would decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3 and (ii) the Board may not make any alteration or amendment which would materially


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increase the benefits accruing to Participants under the Plan, increase the aggregate number of Bonus Units which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Bonus Units under the Plan or extend the term of the Plan.

                IX. PROHIBITION AGAINST ASSIGNMENT OR ENCUMBRANCE

         No right, title, interest or benefit hereunder shall ever be transferable or liable for or charge with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan.

                              X. WITHHOLDING OF TAX

         To the extent that the redemption of any Vested Bonus Units results in compensation income to a Participant for federal or state income tax purposes, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Participant, including but not limited to cash payments payable under the Plan, any tax required to be withheld by reason of such resulting compensation income.

                             XI. NATURE OF THE PLAN

         The Plan shall constitute an unfunded, unsecured obligation of the Company to make payments in accordance with the provisions of the Plan. Neither the establishment of the Plan nor the allocation of Bonus Units shall be deemed to create a trust. No Participant shall have any security or other interest in Stock or any assets of the Company, pursuant to the Plan. Any amounts paid pursuant to the Plan shall be considered "extraordinary income" and excludable from any qualified retirement plan benefit calculation.

                          XII. EMPLOYMENT RELATIONSHIP

         For all purposes of the Plan, a Participant shall be considered to be in the employment of the Company as long as he/she remains employed on a full-time basis by the Company, any parent corporation or subsidiary corporation of the Company (within the meaning of section 425 of the Code). Nothing in the adoption of the Plan nor the allocation of Bonus Units shall confer on any employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Any question as to whether and when there


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has been a termination of a Participant's employment shall be determined by the
Committee, and its determination shall be final.

                               XIII. GOVERNING LAW

         The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

                                 MITCHELL ENERGY & DEVELOPMENT CORP.


                               By:

                                     Thomas P. Battle, Senior Vice President




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